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            Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-No. 333-128108) dated October 13, 2005 and related prospectus of Maritrans Inc. and to the incorporation by reference therein of our reports dated March 3, 2005, with respect to the consolidated financial statements and schedule of Maritrans Inc., Maritrans Inc. management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Maritrans Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 2004, filed with the Securities and Exchange Commission.


                                                  /s/ Ernst & Young LLP
                                                  -----------------------------
                                                  Certified Public Accountants


October 12, 2005
Tampa, Florida